EXCLUSIVITY AGREEMENT

THIS EXCLUSIVITY AGREEMENT (“Agreement”) is made as of this 10th day of July, 2006 (the “Effective Date”) by and between U.S. Energy Corp, a Wyoming corporation (“USEG”), Crested Corp., a Colorado corporation (“CBAG” and together with USEG the “Sellers”), and SXR Uranium One Inc., a Canadian corporation (the “Buyer”).

Recitals

A.
The Sellers are in the natural resource business and carry on, directly and through subsidiary and affiliated entities, a uranium exploration and development business with the goal of creating a United States uranium mining and milling business (the “Business”).

B.
In accordance with a term sheet dated June 22, 2006 signed by the Parties (the “Term Sheet”), the Sellers wish to sell, and the Buyer directly or through one or more wholly-owned subsidiaries thereof wishes to purchase, the uranium assets of the Sellers used in the Business listed in Schedule A to the Term Sheet, as amended on the date hereof (the “Assets”) for the consideration and on the terms and conditions described therein.

C.
The purchase and sale of the Assets is subject, among other things, to the successful completion by the Buyer of a detailed due diligence investigation of the Assets, to the preparation and execution of a mutually satisfactory definitive acquisition agreement (the “Definitive Agreement”) containing terms and conditions consistent with the Term Sheet and the provisions hereof, to the receipt of all required regulatory and shareholder approvals and to the approval of the boards of directors of each party hereto.

D.
In connection therewith, the Sellers have agreed to grant the Buyer exclusive rights as more particularly set forth herein to negotiate the Definitive Agreement and to conduct its due diligence investigation of the Assets.

E.
Concurrently herewith, the parties have entered into a confidentiality and non-disclosure agreement (the “Confidentiality Agreement”) to replace and supersede the confidentiality agreement dated November 18, 2005 between USEG and Aflease Gold and Uranium Resources Limited.

Agreement

NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sellers and the Buyer (collectively, the “Parties” and individually, a “Party”) intending to be legally bound, agree as follows:

1.  Exclusivity.

(a)
In consideration of the receipt of the Fee (as hereinafter defined), the Sellers hereby grant to the Buyer for the Term (as hereinafter defined) the exclusive right, at the Buyer’s sole cost and expense, to review all information and data in the control or possession of the Sellers relating to the Assets and to perform all investigations, inquiries and studies with respect to the Assets as the Buyer may reasonably require for the purposes of its due diligence, all on the terms and subject to the conditions set forth herein and in the Confidentiality Agreement.

(b)
During the Term, the Sellers (i) will not, and will not permit any other person or company to, directly or indirectly through any director, officer, agent, affiliate, employee or otherwise: (A) solicit, initiate or encourage the submission of any proposal or offer, or have discussions, engage in negotiations or enter into any understanding, agreement or commitment with, or accept any proposal from, any person other than the Buyer relating to the acquisition or purchase of the Assets or the Business; or (B) furnish or agree to furnish to any other person any information regarding the Assets or the Business except as required by law for reporting, permitting or conducting business in the ordinary course or as required by any existing agreement; (ii) will inform any person making inquiry with respect thereto of the existence of this Agreement; and (iii) will inform the Buyer of any such inquiry.

(c)
Notwithstanding Section 1(b), the Sellers may continue to pursue the acquisition of additional uranium assets that Sellers have been in pursuit of as of the date hereof or wish to pursue and in either such case the Buyer will have the right to review and approve, or decline to approve, the acquisition by the Sellers of any such assets during the Term. If the Buyer approves such acquisition and the purchase and sale of the Assets is completed, the Buyer will on the closing thereof pay to the Sellers the reasonable costs they have incurred in pursuing such acquisition plus 5%, such payment to be made in addition to the purchase price payable for the Assets on such closing. If the Buyer declines to approve such acquisition, the Sellers may make the acquisition for their own account or otherwise deal in such assets without the Buyer’s further consent or participation, and the Buyer will have no obligation or liability to reimburse the Sellers for any of the costs incurred by them in connection with such pursuit or acquisition.

2.  Fee. As consideration for the exclusive rights granted by the Sellers to the Buyer pursuant to Section 1, within five days of the execution of this Agreement the Buyer will pay to the Sellers by wire transfer in immediately available funds the sum of US $750,000 as a non-refundable fee (the “Fee”); provided, however:

(a)
if, prior to the end of the Term, the Parties enter into a Definitive Agreement, the Fee will be credited to, and subtracted from, the purchase price due from the Buyer to the Sellers pursuant to the terms thereof;

(b)
if, on or before the end of the Term, (i) the Parties do not enter into a Definitive Agreement, (ii) the Buyer determines in its sole discretion that it does not desire to acquire the Assets, or (iii) subject to Section 2(c), this Agreement is terminated pursuant to Section 7, the Fee automatically will be deemed earned by the Sellers and will not be reimbursable to the Buyer; and

(c)
if this Agreement is terminated by the Buyer pursuant to Section 7(a) by reason of the material breach hereof by the Sellers or either of them, or by reason of the Sellers’ inability to obtain a required third party consent or approval before the end of the Term, the Fee will be reimbursable by the Sellers to the Buyer forthwith on receipt by the Sellers of the Buyer’s notice of termination.

The Parties agree that, absent fraud or willful breach of this Agreement by a Party, in the event this Agreement is terminated by reason of the material breach hereof by such Party, the sole and exclusive remedies of the Party or Parties not in breach will be as set out in Sections 2(b) or (c) hereof, as the case may be. Without limiting the foregoing, no Party shall be liable to any other Party for consequential, incidental, punitive, reliance, exemplary or indirect damages, lost profits or business interruption damages, whether by statute, in tort or contract.

3.  Term. This Agreement will commence on the Effective Date and, unless terminated earlier by a Party under Section 7, will continue until 180 days after the date hereof unless prior thereto the Buyer requests by written notice to the Sellers a three month extension of the exclusivity rights granted hereunder, in which event this Agreement will continue until 270 days after the date hereof (the “Term”).

4.  Definitive Documentation. The Parties will use their reasonable commercial efforts to settle and sign during the Term one or more Definitive Agreements consistent with the Term Sheet and the applicable provisions of this Agreement. Completion of the purchase and sale of the Assets will be subject to the receipt on terms acceptable to the Buyer of all governmental and regulatory approvals required under applicable laws, all required stock exchange, shareholder and third party approvals and to the transfer to the Buyer of all required licenses, permits and other approvals required in connection with the acquisition, ownership and operation of the Assets. In connection with the foregoing, the Sellers will use their reasonable commercial efforts to obtain, prior to the execution of Definitive Agreements, all third party consents and approvals which are required in connection with the completion of the purchase and sale of the Assets, including without limitation all consents and approvals from third parties having any interest or potential interest in the Assets.

5.  Conduct of Business. Until execution of the Definitive Agreement or termination of this Agreement, the Sellers (a) will conduct the Business or cause the Business to be conducted, in the usual and ordinary course and (b) will not, and will not permit any of their respective affiliates to, directly or indirectly, without the Buyer’s prior consent, (i) dispose of any of the Assets except in the ordinary course of business, (ii) reorganize the Business, (iii) terminate or amend any existing material contract or enter into any new material contract relating to the Business except contracts contemplated by Section 1(c); or (iv) take any material action that would cause the approval of the shareholders of any Seller to be required in connection with the transactions contemplated herein.

6.  Development Expenditures. During the Term, it is anticipated that the Sellers will continue to develop certain of the Assets in accordance with the development and holding budgets indicated in Schedule A as amended on the date hereof. Such budgets were provided at the Buyer’s request to define the potential expenditures to be incurred thereon during the Term. Both the Buyer and the Sellers agree that (i) Sellers have certain contractual developmental expenditures that must be met in 2006 and 2007 to hold the Assets and that Sellers will meet those obligations and notify the Buyer in advance of such estimated expenditures before any of the same are incurred; (ii) the Sellers will notify and seek the approval of the Buyer for any anticipated expenditures relating to the Assets outside of any contractual or holding cost obligations before any of the same are incurred; and (iii) the Sellers will have the ultimate determination as to whether expenditures will be made on the Assets.

To the extent such expenditures shall have been approved in advance by the Buyer and incurred during the Term, then, provided the acquisition and the purchase and sale of the Assets is completed, the Buyer will on the closing thereof provide the Seller with a payment equal to the aggregate amount of all such approved and incurred expenditures, such payment to be made in addition to the purchase price payable for the Assets on such closing. If such closing does not for any reason occur, the Buyer shall have no liability to provide the Sellers with any reimbursement on account of such expenditures, even if the Buyer shall have approved, and the Sellers shall have incurred, the same.

7.  Termination.

(a)
The Buyer may terminate this Agreement at any time during the Term by giving written notice to the Sellers of such termination, whether or not the Sellers or either of them are in material breach hereof, and, subject to Section 7(c), such termination will become effective upon the Sellers’ receipt of such notice, without further action by either Party.

(b)
The Sellers may terminate this Agreement at any time during the Term by giving written notice to the Buyer of such termination if the Buyer is in material breach hereof and, subject to Section 7(c), such termination will become effective upon the Buyer’s receipt of such notice, without further action by either Party.

(c)
Notwithstanding any other provision of this Agreement, if the Buyer or the Sellers give written notice of termination under Section 7(a) or 7(b) by reason of a material breach hereof, such termination will not become effective unless the Party giving such notice (the “notifying party”):

(i)	sets out in such notice of termination the basis for its belief that a material breach has occurred;

(ii)        provides the Party alleged to be in material breach (the “receiving party”) with a period of 30 business days from the receipt of such notice of termination to give a written notice of reply to the notifying party; and

(iii)	declines, in a written notice given to the receiving party within 10 business days of receiving such notice of reply, to accept such notice of reply;

in which event, the Agreement will be terminated effective upon the receipt by the receiving party of the notice referred to in Section 7(c)(iii); provided, however, that, notwithstanding the foregoing, if the receiving party shall fail to deliver a written notice of reply within the period of 30 business days referred to in Section 7(c)(ii), the Agreement will be deemed to have been terminated in accordance with the notice of termination.

(d)	Notwithstanding any other provision of this Agreement, the Confidentiality Agreement and the provisions of Sections 2, 9, 11 and 13 of this Agreement, will survive any termination of this Agreement.

8.  Due Diligence Activities. During the Term, the Buyer will have the following rights and obligations with respect to its due diligence investigations and activities:

(a)   the Sellers will give Buyer and its authorized representatives such access to the employees, properties, assets, books and records of the Sellers and their affiliates relating to the Assets and the Business and all information and data relating thereto as the Buyer may reasonably require to carry out and complete its due diligence review of the Assets;

(b)   upon reasonable advance written notice to the Sellers, the Buyer and its authorized representatives will have the right to enter upon any lands and premises included in the Assets to conduct such inspections as may be necessary and appropriate for the purposes of its due diligence;

(c)   all information furnished or made available to the Buyer pursuant to this Agreement will be deemed to be Confidential Information (as defined in the Confidentiality Agreement) and will be subject to the terms of the Confidentiality Agreement; and

(d)   the Buyer will conduct all activities hereunder in a reasonable and prudent manner and in full compliance with all applicable laws and regulations, and with all applicable site safety rules of the Sellers which have been communicated to the Buyer.

9.  No Representation or Warranty Regarding Completeness or Accuracy of Data.

(a)   The Sellers represent and warrant that they have full right, power and authority to disclose or make available the information and data to be disclosed or made available to the Buyer pursuant to this Agreement and the Confidentiality Agreement without the violation of any contractual, legal or other obligation to any entity or person.

(b)   The Sellers make no representation or warranty, expressed or implied, as to the accuracy or completeness of any such information, data, reports and other material.

10.  Disclosure. Each Party may upon execution of this Agreement issue a news release disclosing this Agreement and the subject matter hereof. Any Party intending to issue such release shall first provide the other Parties with a reasonable opportunity to review and comment thereon prior to the issuance thereof. Each Party will provide the other Parties with a reasonable opportunity to review and comment on all subsequent public announcements, news releases or other disclosure by such Party relating to this Agreement or the subject matter hereof prior to the issuance thereof except where the disclosing Party, in its reasonable opinion, believes that such public announcement, news release or other disclosure is required by law and such advance disclosure to the other Party would not be practicable.

11.  Fees and Expenses. Each Party will be responsible for its own legal, accounting, investment banking and other fees and expenses incurred in connection with this Agreement and all matters related thereto. The Buyer will indemnify and hold harmless the Sellers, and the Sellers will indemnify and hold harmless the Buyer, from and against the claims of any brokers or finders in respect of the purchase and sale of the Assets.

12.  Notices. All notices with regard to this Agreement will be forwarded to a Party at its address for notice set forth on the signature page of this Agreement. Notices hereunder will be in writing and will be considered given either (i) when delivered in person, (ii) upon receipt when delivered by a reputable overnight delivery service to such contact addresses, or (iii) five days after deposit in the U.S. or Canadian mail, registered or certified, return receipt requested, in a sealed envelope or container, postage and postal charges prepaid.

13.  Law. This Agreement will be governed by and construed in accordance with the laws of the State of Wyoming without reference to the conflicts of laws principles thereof. Each of the Parties hereby submits to the exclusive jurisdiction of any state or federal court sitting in Wyoming in any action or proceeding arising out of or relating to this Agreement and agrees that all claims with respect to the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each Party agrees to waive any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect to any such action or proceeding.

14.  Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

15.  Agency. This Agreement is not intended to create, and will not be construed to create, a relationship of partnership between the Parties. This Agreement will not constitute any Party as the legal representative or agent of any other Party, nor will any Party have the right or authority to assume, create or incur any liability or obligation, express or implied, against, in the name of or on the behalf of any other Party.

16.  General.

(a)
If any Party brings any proceedings to enforce any of the terms hereof, the prevailing Party will be entitled to recover from the other Party or Parties reimbursement for all reasonable expenses, costs and attorneys' and experts’ fees incurred in connection therewith.

(b)	No Party will be liable to any other Party for indirect or consequential damages with respect to this Agreement or in connection with the breach hereof.

(c)
The Term Sheet, this Agreement and the Confidentiality Agreement contain the entire agreement of the Parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements, whether written or oral, with respect thereto.

(d)
No Party may assign this Agreement without the prior written consent of the other Parties except that the Buyer may assign this Agreement to one or more direct or indirect wholly-owned subsidiaries thereof without the prior written consent of the Sellers.

(e)	Nothing in this Agreement will be deemed to create rights in or benefits for any third parties.

(f)	This Agreement will not be amended or modified in any way except by an instrument signed by each Party.

17.  Counterparts; Facsimile. This Agreement may be executed in counterparts and by exchange of facsimile copies.

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IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its respective duly authorized representative as of the Effective Date.

U.S. Energy Corp.

By:   /s/ Mark Larsen
Name   Mark Larsen
Title:   President

Address for notices:

U.S. Energy Corp.
877 N. 8th W.
Riverton, Wyoming
USA 82501
Attention: Mark J. Larsen
Facsimile: (307) 857-3050

With a copy to:

U.S. Energy Corp.
877 N. 8th W.
Riverton, Wyoming
USA 82501
Attention: Steven R. Youngbauer, Esq.
Facsimile: (307) 857-3050

Crested Corp.

By:   /s/ Keith G. Larsen
Name   Keith G. Larsen
Title:   Co-Chairman

Address for notices:

Crested Corp.
877 N. 8th W.
Riverton, Wyoming
USA 82501
Attention: Keith G. Larsen
Facsimile: (307) 857-3050

With a copy to:

Crested Corp.
877 N. 8th W.
Riverton, Wyoming
USA 82501

Attention: Steven R. Youngbauer, Esq.
Facsimile: (307) 857-3050

Sxr Uranium One Inc.

By:  /s/ Neal J. Froneman
Name   Neal J. Froneman
Title:   President and CEO

Address for notices:

Suite 820-26 Wellington Street East
Toronto, Ontario
Canada M5E 1S2
Attention:  Jennifer M. Smith
Facsimile: (416) 363-6806

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